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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2002

BADGER STATE ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Wisconsin	333-50568	39-1996522
(State of formation)	(Commission File Number)	(IRS Employer Identification No.)

2443 Bethel Road
Monroe, Wisconsin 53566
(Address of principal executive offices)

(608) 329-3900
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Item 4. Change in Registrant's Certifying Accountant.

        On February 4, 2002, Badger State Ethanol, LLC (the "Company") dismissed Boulay, Heutmaker, Zibell & Co. P.L.L.P. ("Boulay Heutmaker") as its independent auditor. The change in the Company's independent auditor was approved by its Board of Directors.

        Boulay Heutmaker audited the Company's financial statements for the period from inception (May 11, 2000) to December 31, 2000. Boulay Heutmaker's report for the period ended December 31, 2000 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        Since inception, the Company had no disagreements with Boulay Heutmaker on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Boulay Heutmaker, would have caused them to make reference to such disagreements in its report on the Company's financial statements for the period ended December 31, 2000.

        The Company has requested that Boulay Heutmaker furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is set forth below as Exhibit 16.1 to this Form 8-K.

        The Company engaged Grant Thornton LLP ("Grant Thornton") as its independent auditor as of February 14, 2002. Prior to engaging Grant Thornton, neither the Company nor anyone on its behalf consulted Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was either the subject of a disagreement (as defined in Regulation S-K item 304(a)(i)(iv)) or a reportable event (as defined in Regulation S-K item 304(a)(i)(v)).

Item 7. Financial Statements and Exhibits.

        (c)  Exhibits.

    16.1    Letter Regarding Change in Certifying Accountant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER STATE ETHANOL, LLC
February 15, 2002	By:	/s/ GARY KRAMER Gary Kramer President

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  Item 4. Change in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits.
SIGNATURES